UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 15, 2005

MBNA Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendments to the 1997 Long Term Incentive Plan and Policies

On April 15, 2005, the Board of Directors of MBNA Corporation (the "Corporation") approved an amendment to the Corporation’s 1997 Long Term Incentive Plan (the "Plan"), and the Stock Option Committee of the Board approved an amendment to the 1997 Long Term Incentive Plan Policies (the "Policies").

The Plan permits the grant of stock options and restricted share awards for shares of the Corporation’s common stock. The Stock Option Committee administers the Plan pursuant to the Policies, which it adopted to govern the awards made under the Plan.

The Plan and the Policies were amended and restated to expressly permit the Stock Option Committee to grant restricted share awards in the form of restricted share units. With restricted share units, shares are not issued until the restrictions on the award lapse. With other restricted share awards, shares are issued at the time the award is made but the shares may not be sold or transferred until the restrictions on the award lapse.

The descriptions set forth in this report of the terms and conditions of the amended and restated Plan and Policies are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1 and 10.2 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: April 20, 2005	By:	/s/	Kenneth A. Vecchione
Kenneth A. Vecchione
Chief Financial Officer